Exhibit 21
Principal Subsidiaries of Hewlett Packard Enterprise Company

The registrant's principal subsidiaries and affiliates as of October 31, 2023 are included in the list below.

COUNTRY	SUBSIDIARY
ARGENTINA	Hewlett-Packard Argentina S.R.L.
AUSTRALIA	Hewlett-Packard Australia Pty. Ltd.
HP Financial Services (Australia) Pty Limited
AUSTRIA	Hewlett-Packard Gesellschaft GmbH
BRAZIL	HP Financial Services Arrendamento Mercantil S.A.
Hewlett-Packard Brasil Ltda.
BULGARIA	Hewlett-Packard Global Delivery Bulgaria Center EOOD
CANADA	Hewlett-Packard Financial Services Canada Company
Hewlett Packard Enterprise Canada Company
CAYMAN ISLANDS	H3C Holdings Limited
CHILE	Hewlett-Packard Chile Comercial Limitada
HP Financial Services (Chile) Limitada
CHINA	Hewlett Packard Enterprise (China) Co., Ltd.
Hewlett Packard Enterprise Financial Leasing Co., Ltd
Shanghai Hewlett-Packard Co. Ltd.
COLOMBIA	Hewlett Packard Colombia Ltda.
HP Financial Services Colombia LLC Sucursal Colombia
COSTA RICA	Hewlett-Packard Enterprise Costa Rica, Ltda.
DENMARK	Hewlett-Packard ApS
ENGLAND & WALES	Hewlett-Packard Holdings Ltd.
Hewlett-Packard Limited
Zerto UK Limited
FINLAND	Hewlett-Packard OY
FRANCE	Hewlett-Packard France SAS
Technologies et Participations SAS
GERMANY	Hewlett-Packard GmbH
Compaq Computer Deutschland GmbH
GREECE	Hewlett-Packard Hellas EPE
HONG KONG	Hewlett-Packard HK SAR Ltd.
HUNGARY	Hewlett-Packard Informatikai Korlátolt Felelösségü Társaság
INDIA	Hewlett Packard Enterprise India Private Limited
Hewlett-Packard Financial Services (India) Private Limited
Hewlett Packard Enterprise GlobalSoft Private Limited
Hewlett-Packard (India) Software Operation Private Limited
Global e-Business Operations Private Limited
INDONESIA	PT Hewlett Packard Enterprise Indonesia
PT Hewlett-Packard Berca Servisindo
IRELAND	Hewlett-Packard International Bank Designated Activity Company
Hewlett-Packard Galway Limited
Hewlett Packard Enterprise Ireland Limited
ISRAEL	Hewlett-Packard (Israel) Ltd.
Zerto Ltd.

Axis Cyber Security Ltd
ITALY	Hewlett-Packard Italiana S.r.l.
HPFS Rental S.R.L.
JAPAN	Hewlett Packard Japan, G.K.
HP Financial Services (Japan) K.K.
KOREA, REPUBLIC OF	Hewlett-Packard Korea Ltd.
MALAYSIA	Hewlett-Packard (M) Sdn. Bhd.
MEXICO	Hewlett-Packard Mexico S. de R.L. de C.V.
Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
Hewlett-Packard Centro de Servicios Globales, S. de R.L. de C.V.
NETHERLANDS	Compaq Trademark B.V.
Hewlett-Packard Nederland B.V.
Hewlett-Packard Europa Holding B.V.
NEW ZEALAND	Hewlett-Packard New Zealand
NORWAY	Hewlett-Packard Norge AS
PERU	Hewlett-Packard Peru S.R.L.
PHILIPPINES	Hewlett-Packard Philippines Corporation
POLAND	Hewlett Packard Enterprise Polska sp. z o.o.
Hewlett Packard Enterprise Global Business Center Sp. z o.o.
PORTUGAL	Hewlett-Packard Portugal Lda.
PUERTO RICO	Hewlett Packard Caribe BV LLC – Puerto Rico Branch
Hewlett Packard Caribe II BV LLC – Puerto Rico Branch
Hewlett-Packard Caribe Y Andina B.V. LLC
Hewlett Packard Enterprise CRL
Hewlett Packard Enterprise Holdings CRL
ROMANIA	Global E-Business Operations Centre SRL
RUSSIAN FEDERATION	Limited Liability Company Hewlett Packard Enterprise
SAUDI ARABIA	Hewlett Packard Enterprise Limited
SINGAPORE	Hewlett-Packard Asia Pacific Pte. Ltd.
Hewlett-Packard Singapore (Sales) Pte. Ltd.
Hewlett Packard Enterprise Singapore Pte. Ltd
SOUTH AFRICA	Hewlett-Packard South Africa (Proprietary) Limited
SPAIN	Hewlett-Packard Servicios España S.L.
SWEDEN	Hewlett-Packard Sverige AB
SWITZERLAND	Hewlett Packard Enterprise B.V., Amstelveen, Meyrin Branch
Hewlett-Packard International Sàrl
Hewlett-Packard (Schweiz) GmbH
TAIWAN	Hewlett Packard Taiwan Ltd.
Hewlett Packard Enterprise International Pte. Ltd., Taiwan Branch
THAILAND	Hewlett-Packard (Thailand) Limited
TURKEY	Hewlett-Packard Teknoloji Çözümleri Limited Şirketi
UNITED ARAB EMIRATES	Hewlett-Packard Middle East FZ-LLC
Hewlett-Packard International Sàrl, Abu Dhabi Branch
UNITED STATES	3PAR Inc.
Aruba Networks, LLC
Silver Peak Systems LLC
Cray Inc.

Zerto, Inc.
Hewlett-Packard Financial Services Company
Hewlett Packard Pathfinder, LLC
HPE Government, LLC
Hewlett Packard Enterprise Development LP
HPEFS EQUIPMENT TRUST 2021-2
HPEFS EQUIPMENT TRUST 2022-1
HPEFS EQUIPMENT TRUST 2022-2
HPEFS EQUIPMENT TRUST 2022-3
HPEFS EQUIPMENT TRUST 2023-1
HPEFS EQUIPMENT TRUST 2023-2